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                                                                     EXHIBIT 5.1

                 Opinion of Swidler Berlin Shereff Friedman, LLP

                                  May 14, 2001

Serologicals Corporation
5655 Spalding Drive
Norcross, Georgia 30092

Gentlemen and Ladies:

         Serologicals Corporation, a Delaware corporation (the "Company"), intends to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement") which relates to an aggregate of 3,081,261 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), including 1,500,000 shares (the "Shares") of Common Stock not heretofore included in any Company registration statement, which may be offered from time to time pursuant to the Company's Stock Incentive Plan (the "Plan"). This opinion is an exhibit to the Registration Statement.

         We have acted as counsel to the Company in connection with certain corporate and securities matters, and in such capacity we are familiar with the various corporate and other proceedings relating to the proposed offer and sale of the Shares as contemplated by the Registration Statement. We have examined copies (in each case signed, certified or otherwise proved to our satisfaction) of the Company's Amended and Restated Certificate of Incorporation as presently in effect, its Amended and Restated By-Laws as presently in effect, minutes and other instruments evidencing actions taken by its directors and stockholders, the Plan and such other documents and instruments relating to the Company and the proposed offering as we have deemed necessary under the circumstances. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance will be the same as such laws, rules and regulations in effect as of the date hereof.

         Our opinion is limited to the laws of the State of New York. To the extent that the opinion expressed herein involves the corporate law of the State of Delaware, our opinion is based solely upon our reading of the Delaware General Corporation Law as reported by Prentice-Hall Legal and Financial Services, without any investigation of the legal decisions or other statutory provisions in effect in such state that may relate to the opinions expressed herein.

         Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the Shares to be issued pursuant to the Plan (including upon the proper exercise of stock options duly approved and granted pursuant to the Plan or proper compliance with any other award agreements) have been duly authorized, and (subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws) when issued in accordance with the terms of the Plan and any applicable award agreements, will be legally and validly issued, fully paid and non-assessable.

         It should be understood that nothing in this opinion is intended to apply to any disposition of the Shares which any participant or optionee in the Plan might propose to make.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or "Blue Sky" laws of any state.

         This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph, without our express written consent, and no party other than you is entitled to rely on it. This opinion is rendered to you as of the date hereof, and we undertake no obligation to advise you of any changes in any matters herein, whether legal or factual, after the date hereof.


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                                       Very truly yours,



                                       /s/ SWIDLER BERLIN SHEREFF FRIEDMAN, LLP
                                       ----------------------------------------
                                       SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

SBSF, LLP:DSR:GA:RMF

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